EXHIBIT 23(A)


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 21, 1995 appearing on page 46 of Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania  15219-9954
November 1, 1995